This schedule is included to illustrate how yield will be calculated for the Money Market Fund. The Fund was not in operation for the seven day period ending August 31, 1994. The dividend factors presented are an estimate of future operations. The Fund has a fiscal year ending September 30.


Last 7 daily dividend factors:


                                                               Money Market Fund

                                                                         Class A


day 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077518
day 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077505
day 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077426
day 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077264
day 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077264
day 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077264
day 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000077510
                                                                     -----------
               Base Period Return                                    0.000541751
          Annualized Yield=(bpr/1)x365/7                                  2.82%


          Effective Yield=((bpr + 1) to the 365/7
               power) - 1                                                 2.86%


                                                               Money Market Fund

                                                                         Class B

day 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085738
day 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085724
day 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085646
day 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085485
day 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085485
day 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085485
day 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.000085730
                                                                     -----------
               Base Period Return                                    0.000599293
          Annualized Yield=(bpr/1)x365/7                                  3.12%

          Effective Yield=((bpr + 1) to the 365/7
               power) - 1                                                 3.17%

This schedule is included to illustrate how yield and total return will be calculated for the High Grade Income, Hawaii Tax-Free and Equity Funds. The Funds were not in operation as of August 31, 1994. The examples presented are an estimate of future operations. The Funds have a fiscal year ending September 30.


                            Yield = 2 [(a-b) + 1)6-1]
                                       cd



                    HIGH GRADE INCOME    HAWAII TAX-FREE              EQUITY
                        CLASS A             CLASS A                  CLASS A
                        -------             -------                  -------
a=                      1,327,254           439,867                  329,262
b=                       123,743            78,735                   34,053
c=                     33,159,711         12,828,687                5,282,833
d=                        10.50              10.04                    10.09
Yield=                    3.88%              3.39%                    6.74%



                    HIGH GRADE INCOME    HAWAII TAX-FREE              EQUITY
                        CLASS B             CLASS B                  CLASS B
                        -------             -------                  -------
a=                      1,327,254           439,867                  329,262
b=                       123,743            46,976                   34,053
c=                     33,152,711         12,828,687                5,282,833
d=                        10.13              10.08                    10.09
Yield=                    4.34%              3.68%                    6.74%


                          Total Return P(1 + T)n = ERV



                    HIGH GRADE INCOME    HAWAII TAX-FREE              EQUITY
                        CLASS A             CLASS A                  CLASS A
                        -------             -------                  -------
P=                        1,000              1,000                    1,000
n=                          1                  1                        1
ERV=                    1,058.60           1,052.60                  853.30
T=                        5.86%              5.26%                   14.67%

                    HIGH GRADE INCOME    HAWAII TAX-FREE              EQUITY
                        CLASS B              CLASS B                  CLASS B
                        -------              -------                  -------
P=                        1,000              1,000                    1,000
n=                          1                  1                        1
ERV=                    1,064.40            1057.20                  831.60
T=                        6.44%              5.72%                   16.84%